                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in this Joint Proxy Statement/Prospectus of Star Multi Care Services, Inc. of our report dated July 19, 1996 (except for Note 4, as to which the date is August 16, 1995) appearing in the Prospectus which is part of this Registration Statement.

    We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                          ____/s/_HOLTZ RUBENSTEIN & CO., LLP___
                                               Holtz Rubenstein & Co., LLP

Melville, New York
July 18, 1996